Exhibit 99.1

OSI SYSTEMS REPORTS FISCAL 2025 FIRST QUARTER

FINANCIAL RESULTS

•	Record Fiscal Q1 Revenues of $344 Million (23% growth year-over-year)
•	Q1 Earnings Per Diluted Share
o	GAAP EPS of $1.05
o	Record Q1 Non-GAAP Adjusted EPS of $1.25
•	Q1 Operating Income Growth of 34% Year-Over-Year
•	Q1-Ended Backlog of Approximately $1.8 Billion
•	Company Increases Fiscal 2025 Revenues and Non-GAAP Adjusted Diluted EPS Guidance

HAWTHORNE, Calif. — (BUSINESS WIRE) — October 24, 2024—OSI Systems, Inc. (the “Company” or “OSI Systems”) (NASDAQ: OSIS) today announced its financial results for the first quarter of fiscal 2025.

Deepak Chopra, OSI Systems’ Chairman and Chief Executive Officer, stated “We are pleased to kick off fiscal 2025 with a strong first quarter in which we posted record Q1 revenues and non-GAAP earnings per share led again by outstanding growth in the Security division. Given our robust backlog and high visibility into the opportunity pipeline, we anticipate a strong fiscal year.”

For Q1 FY25, the Company reported revenues of $344.0 million, a 23% increase over the $279.2 million reported for the same quarter of the prior year. Net income for Q1 FY25 was $17.9 million, or $1.05 per diluted share, compared to net income of $12.9 million, or $0.75 per diluted share, for the same quarter of the prior year. Non-GAAP net income for Q1 FY25 was $21.3 million, or $1.25 per diluted share, compared to non-GAAP net income for the same quarter of the prior year of $15.6 million, or $0.91 per diluted share.

The Company's backlog was approximately $1.8 billion as of September 30, 2024, compared to approximately $1.7 billion as of June 30, 2024. For Q1 FY25, net cash used in operating activities was $37.2 million, driven primarily by increases in working capital to support planned future growth. Capital expenditures were $7.7 million and depreciation and amortization was $11.5 million for Q1 FY25. The Company repurchased 531,314 shares during Q1 FY25 for an aggregate cost of approximately $80 million.

Mr. Chopra commented, “The Security division results reflect continuing strong momentum with heightened demand for our product and service offerings, as well as our superior competitive position. The Security division’s revenues in the first quarter of fiscal 2025 increased 36% year-over-year, leading to significant operating income growth and year-over-year adjusted operating margin expansion. During the quarter, we acquired a business that provides critical military, space and surveillance solutions, which is expected to be complementary to our sales channel. Security bookings were solid and we ended the quarter with near-record backlog in this division. This provides us significant confidence that the Security division is well-positioned for the future.”

Mr. Chopra continued, “Our Optoelectronics and Manufacturing division delivered solid quarterly results, reporting year-over-year revenue growth despite certain customers continuing to adjust inventory levels and purchasing patterns. The division continues to benefit from our global manufacturing footprint with exposure across multiple end markets.”

Mr. Chopra concluded, “During the first quarter of fiscal 2025, we saw improved margins in the Healthcare division on a comparable level of revenues with the same quarter of the prior year. We continue to focus on new product development, principally in our patient monitoring portfolio.”

In July 2024 the Company issued $350 million of convertible senior notes due in fiscal 2030 at an interest rate of 2.25%. The net proceeds of the issuance were partially used to reduce the outstanding balance under the Company’s revolving credit facility and to repurchase shares of common stock.

Fiscal Year 2025 Outlook

	Current Updated Guidance	Previous Guidance
Revenues	$1.670 billion - $1.695 billion	$1.620 billion - $1.650 billion
Growth Rate	8.5% - 10.2%	5.3% - 7.2%

Non-GAAP Adjusted Diluted Earnings Per Share	$9.00 - $9.30	$8.80 - $9.15
Growth Rate	10.7% - 14.4%	8.2% - 12.5%

The Company is increasing its fiscal 2025 revenues and non-GAAP adjusted diluted earnings per share guidance. Actual revenues and adjusted diluted earnings per share could vary from this guidance due to factors discussed under “Forward-Looking Statements” or other factors.

The Company’s fiscal 2025 adjusted diluted earnings per share guidance is provided on a non-GAAP basis only. The Company does not provide a reconciliation of guidance for non-GAAP adjusted diluted EPS to GAAP diluted EPS (the most directly comparable GAAP measure) on a forward-looking basis because the Company is unable to provide a meaningful or accurate compilation of reconciling items and certain information is not available. This is due to the inherent difficulty and complexity in accurately forecasting the timing and amounts of various items included in the calculation of GAAP diluted EPS but excluded in the calculation of non-GAAP adjusted diluted EPS, such as acquisition costs and other non-recurring items that have not yet occurred, are out of the Company’s control or cannot otherwise reasonably be predicted. For the same reasons, the Company is unable to address the significance of unavailable information which may be material and therefore could result in GAAP diluted EPS, the most directly comparable GAAP financial measure, being materially different from projected non-GAAP adjusted diluted EPS.

Presentation of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income, non-GAAP adjusted diluted earnings per share, non-GAAP operating income (loss) by segment and non-GAAP operating margin, all of which are non-GAAP financial measures. The presentation of these non-GAAP figures for all fiscal periods is provided to allow for the comparison of the underlying performance of the Company, net of impairment, restructuring and other charges (including certain legal costs), amortization of intangible assets acquired through business acquisitions, and their associated tax effects, and the impact of discrete income tax items. Although we exclude amortization of acquired intangible assets from our non-GAAP figures, revenue generated from such intangibles is included within revenue in determining non-GAAP financial performance of the Company. Management believes that the non-GAAP financial measures presented in this earnings release provide (i) enhanced insight into the ongoing operations of the Company, (ii) meaningful information regarding the Company’s financial results (excluding amounts management does not view as reflective of ongoing operating results) for purposes of planning, forecasting and assessing the performance of the Company’s businesses, (iii) a meaningful comparison of financial results of the current period against results of past periods and (iv) financial results that are generally more comparable to financial results of peer companies than are GAAP figures. Non-GAAP financial measures should not be assessed in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as measures used by other companies due to possible differences in methods and in the items or events for which adjustments are made.

Reconciliations of GAAP financial information to non-GAAP financial information are provided in the accompanying tables. The financial results calculated in accordance with GAAP and reconciliations from those financial results should be carefully evaluated.

Conference Call Information

The Company will host a conference call and simultaneous webcast beginning at 9:00am PT (12:00pm ET) today to discuss its results for Q1 FY25. To listen, please visit the Investor Relations section of the OSI Systems website at http://investors.osi-systems.com/index.cfm and follow the link that will be posted on the front page. A replay of the webcast will be available beginning shortly after the conclusion of the conference call until November 10, 2024. The replay can be accessed through the Company’s website at www.osi-systems.com.

About OSI Systems

OSI Systems is a vertically integrated designer and manufacturer of specialized electronic systems and components for critical applications in the homeland security, healthcare, defense and aerospace industries. The Company combines more than 40 years of electronics engineering and manufacturing experience with offices and production facilities in more than a dozen countries to implement a strategy of expansion into selective end-product markets. For more information on OSI Systems and its subsidiary companies, visit www.osi-systems.com. News Filter: OSIS-E

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to the Company's current expectations, beliefs, and projections concerning matters that are not historical facts. Forward-looking statements are not guarantees of future performance and involve uncertainties, risks, assumptions, and contingencies, many of which are outside the Company's control and which may cause actual results to differ materially from those described in or implied by any forward-looking statement. Forward-looking statements include, but are not limited to, information provided regarding expected revenues, earnings, growth, and operational performance in fiscal 2025 and beyond. The Company could be exposed to a variety of negative consequences as a result of delays related to the award of domestic and international contracts; failure to secure the renewal of key customer contracts; delays in customer programs; delays in revenue recognition related to the timing of customer acceptance; the impact of potential information technology, cybersecurity or data security breaches; changes in domestic and foreign government spending and budgetary, procurement and trade policies adverse to the Company's businesses; the impact of the Russia-Ukraine conflict or conflicts in the Middle East, including the potential for broad economic disruption; global economic uncertainty; material delays and cancellations of orders or deliveries thereon, supply chain disruptions, plant closures, or other adverse impacts on the Company’s ability to execute business plans; unfavorable currency exchange rate fluctuations; unfavorable interest rate fluctuations; effect of changes in tax legislation; market acceptance of the Company's new and existing technologies, products, and services; the Company's ability to win new business and convert orders received to sales within the current fiscal year; contract and regulatory compliance matters, and actions which, if brought, could result in judgments, settlements, fines, injunctions, debarment, or penalties; and other risks and uncertainties, including, but not limited to, those detailed herein and from time to time in the Company's Securities and Exchange Commission filings, which could have a material and adverse impact on the Company's business, financial condition, and results of operations. For additional information on these and other factors that could cause the Company's future results to differ materially from those in any forward-looking statements, see the section titled "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K and other risks described therein and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which are based on currently available information and speak only as of the date on which they are made. The Company assumes no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent required to do so under federal securities laws.

For Additional Information, Contact:

OSI Systems, Inc.

Ajay Vashishat

Vice President, Business Development

Tel: (310) 349-2237

avashishat@osi-systems.com

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,
	2023	2024
Revenues:
Products	$199,709	$255,808
Services	79,501	88,199
Total net revenues	279,210	344,007
Cost of goods sold:
Products	136,983	170,422
Services	43,482	52,083
Total cost of goods sold	180,465	222,505
Gross profit	98,745	121,502
Operating expenses:
Selling, general and administrative	59,798	72,223
Research and development	15,922	17,773
Restructuring and other charges, net	466	1,178
Total operating expenses	76,186	91,174
Income from operations	22,559	30,328
Interest and other expense, net	(5,748)	(7,359)
Income before income taxes	16,811	22,969
Provision for income taxes	(3,932)	(5,033)
Net income	$12,879	$17,936

Diluted earnings per share	$0.75	$1.05
Weighted average shares outstanding – diluted	17,175	17,055

UNAUDITED Segment Information

(in thousands)

	Three Months Ended September 30,
	2023	2024
Revenues – by Segment:
Security division	$164,629	$224,314
Optoelectronics and Manufacturing division, including intersegment revenues	96,128	97,795
Healthcare division	37,787	37,102
Intersegment eliminations	(19,334)	(15,204)
Total	$279,210	$344,007

Operating income (loss) – by Segment:
Security division	$20,609	$28,856
Optoelectronics and Manufacturing division	11,437	10,609
Healthcare division	164	800
Corporate	(9,916)	(9,510)
Intersegment eliminations	265	(427)
Total	$22,559	$30,328

OSI SYSTEMS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)
	June 30, 2024	September 30, 2024
Assets
Cash and cash equivalents	$95,353	$85,053
Accounts receivable, net	648,155	687,610
Inventories	397,939	456,030
Prepaid expenses and other current assets	74,077	81,310
Total current assets	1,215,524	1,310,003
Property and equipment, net	113,967	124,613
Goodwill	351,480	381,444
Intangible assets, net	139,529	183,222
Other non-current assets	115,508	114,232
Total Assets	$1,936,008	$2,113,514

Liabilities and Stockholders' Equity

Bank lines of credit	$384,000	$259,000
Current portion of long-term debt	8,167	8,217
Accounts payable and accrued expenses	248,427	269,067
Other current liabilities	174,043	176,252
Total current liabilities	814,637	712,536
Long-term debt	129,383	468,084
Other long-term liabilities	128,505	146,399
Total liabilities	1,072,525	1,327,019
Total stockholders’ equity	863,483	786,495
Total Liabilities and Stockholders’ Equity	$1,936,008	$2,113,514

Reconciliation of GAAP to Non-GAAP
NET INCOME AND EARNINGS PER SHARE
(in thousands, except earnings per share data)

	Three Months Ended September 30,
	2023		2024
	Net income	Diluted EPS	Net income	Diluted EPS
GAAP basis	$12,879	$0.75	$17,936	$1.05
Restructuring and other charges, net	466	0.02	1,178	0.07
Amortization of acquired intangible assets	3,707	0.22	3,867	0.23
Non-cash interest expense	-	-	-	-
Tax effect of above adjustments	(1,079)	(0.06)	(1,211)	(0.07)
Discrete tax benefit	(413)	(0.02)	(482)	(0.03)
Non-GAAP basis	$15,560	$0.91	$21,288	$1.25

RECONCILIATION OF GAAP TO NON-GAAP

OPERATING INCOME (LOSS) AND OPERATING MARGIN BY SEGMENT

(in thousands, except percentages)

Three Months Ended September 30, 2023
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$20,609	12.5%	$11,437	11.9%	$164	0.4%	$(9,651)	$22,559	8.1%
Restructuring and other charges, net	272	0.2%	51	0.1%	-	0.0%	143	466	0.2%
Amortization of acquired intangible assets	2,627	1.6%	779	0.8%	301	0.8%	-	3,707	1.3%
Non-GAAP basis– operating income (loss)	$23,508	14.3%	$12,267	12.8%	$465	1.2%	$(9,508)	$26,732	9.6%

Three Months Ended September 30, 2024
	Security Division		Optoelectronics and Manufacturing Division		Healthcare Division		Corporate / Elimination	Total
		% of Sales		% of Sales		% of Sales			% of Sales
GAAP basis – operating income (loss)	$28,856	12.9%	$10,609	10.8%	$800	2.2%	$(9,937)	$30,328	8.8%
Restructuring and other charges, net	479	0.2%	547	0.6%	152	0.4%	-	1,178	0.3%
Amortization of acquired intangible assets	2,986	1.3%	580	0.6%	301	0.8%	-	3,867	1.2%
Non-GAAP basis– operating income (loss)	$32,321	14.4%	$11,736	12.0%	$1,253	3.4%	$(9,937)	$35,373	10.3%